Exhibit 99.1

TURNSTONE SYSTEMS ANNOUNCES SPECIAL CASH

DISTRIBUTION TO STOCKHOLDERS, PLANS DISSOLUTION OF ITS BUSINESS

SANTA CLARA, CA – August 7, 2003 – Turnstone Systems, Inc. (Nasdaq:TSTN) today announced that its board of directors has unanimously approved a special cash distribution to stockholders of $2.77 per common share, or such lesser amount as the board of directors may determine to be appropriate to ensure there is remaining cash to satisfy potential liabilities. The Board has tentatively set the amount of the distribution at $2.77, but will not set a record date or payment date for the special distribution until after its 2003 Annual Meeting, and will determine the final amount of the special distribution based on information available at that time concerning Turnstone’s assets and liabilities. The proposed special distribution will be submitted to stockholders for ratification at the company’s 2003 annual meeting of stockholders, to be held on a future date to be set by the board of directors. If the special distribution is ratified, the board of directors will set and announce the record date and payment date and fix the exact amount of the special distribution.

Separately, the board of directors has also approved a plan of complete liquidation and dissolution of Turnstone and intends to seek stockholder approval of such plan at the company’s 2003 annual meeting. The board of directors made this decision after completing, with the assistance of Goldman Sachs & Co., its financial advisor, an exhaustive evaluation of various strategic alternatives, including potential merger and asset sale transactions and licensing arrangements, and believes this action represents the best overall return to company stockholders.

The company has analyzed its liquidation value and currently estimates that the amount of subsequent distributions to stockholders will range from $0.11 to $0.18 per share, for a total distribution, including the special cash distribution, of between $2.88 and $2.95 per common share. The amount of these distributions may vary substantially from these estimates, however, based on resolution of outstanding known and contingent liabilities and the possible assertion of claims that are currently unknown to the Company.

Additional details regarding the special distribution and the plan of dissolution and the timing for the distribution of cash to stockholders will be forthcoming in the proxy statement for the company’s 2003 annual meeting to be filed with the Securities and Exchange Commission, and future company press releases.

About Turnstone Systems

Turnstone is based in Santa Clara, California. For more information about Turnstone, visit www.turnstone.com, email ir@turnstone.com or phone the toll-free number 877-8-COPPER.

Safe Harbor For Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning the proposed special distribution and the liquidation and dissolution of the company are forward-looking statements within the meaning of the Safe Harbor. These statements are based on management’s current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ materially from those described herein include, without limitation, the following: our stockholders may not ratify the special distribution; our stockholders may not approve the plan of complete liquidation and dissolution; the precise nature, amount and timing of any distributions to stockholders will depend on and could be delayed by, among other things, sales of our assets, claim settlements with creditors, resolution of outstanding litigation matters and unexpected or greater than expected expenses; our board of directors could elect to abandon or delay implementation of the plan of liquidation and dissolution; our stockholders could be liable to our creditors in the event we fail to create an adequate contingency reserve to satisfy claims against us; we could incur significant costs to retain or replace personnel; our stockholders will not be able to publicly trade our stock after we close our stock transfer books on the date we file a certificate of dissolution with the Delaware Secretary of State; and we will continue to incur the expenses of complying with public company reporting requirements. Further information on potential risk factors that could affect Turnstone, its business and its financial results are detailed in the our periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Overview,” pages 16 to 18, and “Risk Factors Affecting Future Results,” pages 24 to 29, in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003 filed with the Securities and Exchange Commission on May 15, 2003. We undertake no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.